CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in to the Registration Statement on Form S-8 of First Community Corporation of our report dated March 12, 2021, relating to the consolidated financial statements of First Community Corporation, appearing in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K of First Community Corporation for the year ended December 31, 2020.

/s/ Elliott Davis, LLC

Columbia, South Carolina

June 30, 2021